EXHIBIT 10.3

NEITHER THESE WARRANTS NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.



450,000 Warrants                                               November 19, 2004

                               SBS INTERACTIVE CO.

                                    WARRANTS


     SBS Interactive Co., a Florida corporation ("SBS"), certifies that, for value received, Trilogy Capital Partners, Inc. ("Trilogy"), or registered assigns (the "Holder"), is the owner of Four Hundred Fifty Thousand (450,000) Warrants of SBS (the "Warrants"). Each Warrant entitles the Holder to purchase from SBS at any time prior to the Expiration Date (as defined below) one share of the common stock of SBS (the "Common Stock") for $0.01 (the "Exercise Price"), on the terms and conditions hereinafter provided. The Exercise Price and the number of shares of Common Stock purchasable upon exercise of each Warrant are subject to adjustment as provided in this Certificate.

1.   Vesting; Expiration Date; Exercise

     1.1 Vesting. The Warrants shall vest and become exercisable as follows: (a) 225,000 Warrants shall vest and become exercisable at such time as the Market Price of the Common Stock on any day is not less than $0.75 per share; and (b) the remaining 225,000 Warrants shall vest and become exercisable at such time as the Market Price of the Common Stock on any day is not less than $1.00 per share (such price thresholds shall be adjusted proportionately and equitably for adjustments to the Exercise Price and/or the number of shares of Common Stock purchasable upon exercise of each Warrant under Section 2 of this Certificate). The Market Price on any day shall be the average of the closing prices of the Common Stock, as reported by Yahoo! Finance, for the ten consecutive trading days preceding such day.

     1.2 Expiration Date. The Warrants shall expire on November 19, 2007 (the "Expiration Date").

     1.3 Manner of Exercise. Once exercisable, the Warrants may be exercised by delivery to SBS or the office or agency SBS may designate of the following (the "Exercise Documents"): (a) this Certificate (b) a written notice of election to exercise the Warrants; and (c) payment of the Exercise Price in cash, by check or by wire transfer. Within five days following receipt of the foregoing, SBS



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shall execute and deliver to the Holder: (a) a certificate or certificates representing the aggregate number of shares of Common Stock purchased by the Holder, and (b) if less than all of the Warrants evidenced by this Certificate are exercised, a new certificate evidencing the Warrants not so exercised.

2.   Adjustments of Exercise Price and Number and Kind of Conversion Shares

     2.1 In the event that SBS shall at any time hereafter (a) pay a dividend in Common Stock or securities convertible into Common Stock; (b) subdivide or split its outstanding Common Stock; (c) combine its outstanding Common Stock into a smaller number of shares; then the number of shares to be issued immediately after the occurrence of any such event shall be adjusted so that the Holder thereafter may receive the number of shares of Common Stock it would have owned immediately following such action if it had exercised the Warrants immediately prior to such action and the Exercise Price shall be adjusted to reflect such proportionate increases or decreases in the number of shares.

     2.2 In case of any reclassification of the outstanding shares of Common Stock (other than a change covered by Section 2.1 hereof or a change which solely affects the par value of such shares) or in the case of any merger or consolidation or merger in which SBS is not the continuing corporation and which results in any reclassification or capital reorganization of the outstanding shares), the Holder shall have the right thereafter (until the Expiration Date) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, by a Holder of the number of shares of Common Stock obtainable upon the exercise of the Warrants immediately prior to such event; and if any reclassification also results in a change in shares covered by Section 2.1, then such adjustment shall be made pursuant to both this Section 2.2 and Section 2.1. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, capital reorganizations and mergers or consolidations, sales or other transfers.

3. Nontransferability. Holder may not sell, transfer or assign the Warrants except to an affiliate of Holder without the consent of SBS.

4. Reservation of Shares. SBS shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time be issuable upon exercise of the Warrants. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the exercise of the Warrants, SBS shall promptly seek such corporate action as may necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5. Certificate as to Adjustments. In each case of any adjustment in the Exercise Price, or number or type of shares issuable upon exercise of these Warrants, the Chief Financial Officer of SBS shall compute such adjustment in accordance with the terms of these Warrants and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price. SBS shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.



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

6. Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to SBS of the ownership of and the loss, theft, destruction or mutilation of this Certificate, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of these Warrants, SBS will execute and deliver in lieu thereof a new Certificate of like tenor as the lost, stolen, destroyed or mutilated Certificate.

7. Representations and Warranties of SBS. SBS hereby represents and warrants to Holder that:

     7.1 Due Authorization. All corporate action on the part of SBS, its officers, directors and shareholders necessary for (a) the authorization, execution and delivery of, and the performance of all obligations of SBS under, these Warrants, and (b) the authorization, issuance, reservation for issuance and delivery of all of the Common Stock issuable upon exercise of these Warrants, has been duly taken. These Warrants constitute a valid and binding obligation of SBS enforceable in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

     7.2 Organization. SBS is a corporation duly organized, validly existing and in good standing under the laws of the State referenced in the first paragraph of this Certificate and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted.

     7.3 Valid Issuance of Stock. Any shares of Common Stock issued upon exercise of these Warrants will be duly and validly issued, fully paid and non-assessable.

     7.4 Governmental Consents. All consents, approvals, orders, authorizations or registrations, qualifications, declarations or filings with any federal or state governmental authority on the part of SBS required in connection with the consummation of the transactions contemplated herein have been obtained.

     8. Representations and Warranties of Trilogy. Trilogy hereby represents and warrants to SBS that:

         8.1 Trilogy is acquiring the Warrants for its own account, for investment purposes only.

         8.2 Trilogy understands that an investment in the Warrants involves a high degree of risk, and Trilogy has the financial ability to bear the economic risk of this investment in the Warrants, including a complete loss of such investment. Trilogy has adequate means for providing for its current financial needs and has no need for liquidity with respect to this investment.

         8.3 Trilogy has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Warrants and in protecting its own interest in connection with this transaction.

         8.4 Trilogy understands that the Warrants have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or under any


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


state securities laws. Trilogy is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer on the Warrants may result in Trilogy being required to hold the Warrants for an indefinite period of time.

         8.5 Trilogy agrees not to sell, transfer, assign, gift, create a security interest in, or otherwise dispose of, with or without consideration (collectively, "Transfer") any of the Warrants except pursuant to an effective registration statement under the Securities Act or an exemption from registration. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to SBS any Transfer of the Warrants by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, SBS may require the contemplated transferee to furnish SBS with an investment letter setting forth such information and agreements as may be reasonably requested by SBS to ensure compliance by such transferee with the Securities Act.

9.  Notices of Record Date

             In the event:

         9.1 SBS shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of these Warrants), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

         9.2 of any consolidation or merger of SBS with or into another corporation, any capital reorganization of SBS, any reclassification of the capital stock of SBS, or any conveyance of all or substantially all of the assets of SBS to another corporation in which holders of SBS's stock are to receive stock, securities or property of another corporation; or

         9.3 of any voluntary dissolution, liquidation or winding-up of SBS; or

         9.4 of any redemption or conversion of all outstanding Common Stock;

then, and in each such case, SBS will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of these Warrants), shall be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. SBS shall use all reasonable efforts to ensure such notice shall be delivered at least 15 days prior to the date therein specified.


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


10.  Registration Rights.

     10.1 If SBS shall determine to register any Common Stock under the Securities Act for sale in connection with a public offering of Common Stock (other than pursuant to an employee benefit plan), SBS will give written notice thereof to Holder and will include in such registration any of the Registrable Shares which Holder may request be included ("Included Shares") by a writing delivered to SBS within 15 days after the notice given by SBS to Holder; provided, however, that if the offering is to be firmly underwritten, and the representative of the underwriters of the offering refuse in writing to include in the offering all of the shares of Common Stock requested by SBS and others, the shares to be included shall be allocated first to SBS, then to Arthur Cohn, and then among the others based on the respective number of shares of Common Stock held by such persons. If SBS decides not to, and does not, file a registration statement with respect to such registration, or after filing determines to withdraw the same before the effective date thereof, SBS will promptly so inform Holder, and SBS will not be obligated to complete the registration of the Included Shares included therein. SBS will pay all costs and expenses of such registration other than underwriting discounts or brokerage fees or commissions in connection with the sale of the Included Shares and fees and costs of accountants, attorneys or others retained by Holder. For purposes of this Agreement, "Registrable Shares" shall mean the shares of Common Stock (or such stock or securities as at the time are receivable upon the exercise of these Warrants) issuable upon exercise of the Warrants and any shares issued as a result of stock split, stock dividend or reclassification of such shares.

     10.2 In connection with any registration under this Section 10, SBS will:

          10.2.1 furnish to Holder a copy of the registration statement and each amendment to the registration statement and such number of copies of the final prospectus included in the registration statement as Holder may reasonably request in order to facilitate the distribution of the Included Shares owned by Holders; and

         10.2.2 notify Holder of the issuance of any stop order by the Securities and Exchange Commission in connection with the registration statement.

     10.3 As a condition to including Registrable Shares in the registration statement, Holder must provide to SBS such information regarding itself, the Registrable Shares held by it and the intended method of distribution of such Shares as shall be required to effect the registration of the Registrable Shares and, if the offering is being underwritten, Holder must provide such powers of attorney, indemnities and other documents as may be reasonably requested by the managing underwriter.

     10.4 Following the effectiveness of the registration statement, upon receipt from SBS of a notice that the registration statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, Holder will immediately discontinue disposition of Included Shares pursuant to the registration statement until SBS notifies Holder that it may resume sales of Included Shares and, if necessary, provides to Holder copies of the supplemental or amended


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


prospectus. In such event, Holder will deliver to SBS all copies, other than permanent file copies then in Holder's possession, of the most recent prospectus covering the Included Shares.

     10.5 SBS agrees to indemnify and hold harmless Holder, and its officers, directors and agents, and each person, if any, who controls Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from and against any and all losses, claims, damages and liabilities caused by (i) any violation or alleged violation by SBS of the Securities Act, Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, Exchange Act or any state securities laws, (ii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Included Shares (as amended or supplemented if SBS shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or (iii) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to SBS by Holder or on Holder's behalf expressly for use therein.

     10.6 Holder agrees to indemnify and hold harmless SBS, its officers, directors and agents and each person, if any, who controls SBS within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from SBS to Holder, but only with respect to information furnished in writing by Holder or on Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or any preliminary prospectus.

     10.7 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 10, such person (an "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent (and only to the extent that) that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties (including in the case of Holder, all of its officers, directors and controlling persons) and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, the Indemnified Parties shall designate such firm in writing to the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be


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


unreasonably withheld or delayed), but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

     11. Severability. If any term, provision, covenant or restriction of these Warrants is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of these Warrants shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     12. Notices. All notices, requests, consents and other communications required hereunder shall be in writing and shall be effective when delivered or, if delivered by registered or certified mail, postage prepaid, return receipt requested, shall be effective on the third day following deposit in United States mail: to the Holder, at the last address of such Holder on the books of SBS; and if addressed to SBS, at SBS Interactive Co., 4211 Yonge Street, Suite 235, Toronto, Canada M2P 2A9, or such other address as SBS may designate in writing.

     13. No Rights as Shareholder. The Holder shall have no rights as a shareholder of SBS with respect to the shares issuable upon exercise of the Warrants until the receipt by SBS of all of the Exercise Documents. Except as may be provided by Section 2 of this Certificate, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date SBS receives all of the Exercise Documents.


                                      SBS INTERACTIVE, CO.


                                      By: /s/ Todd Gotlieb
                                          ----------------------------
                                          Todd Gotlieb, President

                                   EXHIBIT "A"
                               NOTICE OF EXERCISE
                (To be signed only upon exercise of the Warrants)

To:  SBS Interactive Co.

     The undersigned hereby elects to purchase shares of Common Stock (the "Warrant Shares") of SBS Interactive Co. ("SBS"), pursuant to the terms of the enclosed warrant certificate (the "Certificate"). The undersigned tenders herewith payment of the exercise price pursuant to the terms of the Certificate.

     The undersigned hereby represents and warrants to, and agrees with, SBS as follows:

     1. Holder is acquiring the Warrant Shares for its own account, for investment purposes only.

     2. Holder understands that an investment in the Warrant Shares involves a high degree of risk, and Holder has the financial ability to bear the economic risk of this investment in the Warrant Shares, including a complete loss of such investment. Holder has adequate means for providing for its current financial needs and has no need for liquidity with respect to this investment.

     3. Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Warrant Shares and in protecting its own interest in connection with this transaction.

     4. Holder understands that the Warrant Shares have not been registered under the Securities Act or under any state securities laws. Holder is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer on the Warrant Shares may result in Holder being required to hold the Warrant Shares for an indefinite period of time.

     5. Holder agrees not to sell, transfer, assign, gift, create a security interest in, or otherwise dispose of, with or without consideration (collectively, "Transfer") any of the Warrant Shares except pursuant to an effective registration statement under the Securities Act or an exemption from registration. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to SBS any Transfer of the Warrant Shares by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, SBS may require the contemplated transferee to furnish SBS with an investment letter setting forth such information and agreements as may be reasonably requested by SBS to ensure compliance by such transferee with the Securities Act.

     Each certificate evidencing the Warrant Shares will bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE EXERCISED, SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN

EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.



Number of Warrants Exercised:  ______________



Dated:  ______________


































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